Exhibit 99.1
801 E. 86th Avenue
Merrillville, IN 46410

August 3, 2010

FOR ADDITIONAL INFORMATION

Media	Investors
Mike Banas	Randy Hulen
Communications Manager	Managing Director, Investor Relations
(219) 647-5581	(219) 647-5688
mbanas@nisource.com	rghulen@nisource.com
NiSource Reports Second Quarter 2010 Results of 13 Cents Per Share
•	Results solidly in line with 2010 net operating earnings guidance

•	Core regulatory strategies continue to drive earnings growth

•	Infrastructure investments moving forward
MERRILLVILLE, Ind. — NiSource Inc. (NYSE: NI) today announced net operating earnings (non-GAAP) of $37.0 million, or 13 cents per share, for the three months ended June 30, 2010, an increase from $6.4 million, or 2 cents per share, for the second quarter of 2009. Operating earnings (non-GAAP) were $154.0 million compared to $117.4 million for the same period in 2009.
On a GAAP basis, NiSource reported income from continuing operations for the three months ended June 30, 2010, of $28.0 million, or 10 cents per share, compared with a loss of $4.0 million, or 1 cent per share, in the same period a year ago. Operating income was $139.2 million for the second quarter of 2010 compared with $111.7 million in the year-ago period. Schedules 1 and 2 of this news release contain a reconciliation of net operating earnings and operating earnings to GAAP.
“We’re encouraged by our performance in the first half of the year, and our team remains sharply focused on delivering on our commitments to all of our stakeholders over the balance of 2010,” President and Chief Executive Officer Robert C. Skaggs, Jr. said.
Skaggs noted that for the fourth consecutive year, NiSource expects to deliver net operating earnings in line with its full-year outlook, which for 2010 is $1.10 to $1.20 per share (non-GAAP).
NiSource’s second quarter results benefited from solid performance across all of its business units. In particular, increased electric industrial margins at Northern Indiana Public Service Company (NIPSCO), as well as revenue gains from infrastructure and regulatory programs at the company’s natural gas utilities, contributed to the improved results compared to last year.

Regulatory, customer, and environmental initiatives advance in Indiana
NiSource’s Indiana utilities continue their focus on initiatives to enhance customer service and reliability, modernize rate structures, and position the company for long-term, sustainable growth.
•	On June 28, NIPSCO filed a proposal with the Indiana Utility Regulatory Commission (IURC) to expand the array of energy efficiency programs available to its electric customers, providing customers additional ways to manage their energy bills. Among other things, the proposal includes appliance rebates and recycling, low-income weatherization, air conditioning cycling, energy audits and new construction incentives.

•	Significant stakeholder outreach continues in connection with NIPSCO’s natural gas rate case, filed with the IURC in early May of this year. Settlement discussions among NIPSCO and the various regulatory stakeholders are actively underway. New rates, reflecting a modest impact on customer bills and an improved earnings profile for the company, are targeted to be effective in early 2011 or sooner.

•	NIPSCO’s 2008 electric rate case remains pending before the IURC, with a decision in the case expected in the third quarter. The company’s previously discussed 2010 electric rate case, which will be designed to reflect current operating conditions as well as modernize rates to meet its customers’ ongoing needs, is on track to be filed in the fall of this year.
“As I’ve mentioned in prior updates, charting a course for NIPSCO’s long-term strength is a top priority for the entire team,” said Skaggs. “While we acknowledge that the process will take some time, we are committed to delivering strong performance on behalf of our customers, our communities, and our shareholders.”
Disciplined growth project execution in the Marcellus Shale region
NiSource’s Gas Transmission & Storage Operations (NGT&S) continues to execute on its disciplined strategy to leverage its unparalleled asset position in the Marcellus Shale region of the Appalachian supply basin.
•	NGT&S’ Cobb compressor expansion project went into service in May 2010. The $15 million project was built — on budget and on schedule — to provide producers with nearly 25,500 dekatherms per day of long-term, firm transportation service.

•	Progress continues on NGT&S’ nearly $80 million Majorsville expansion in southwestern Pennsylvania, slated for service during the third quarter of this year. This series of three projects will aggregate Marcellus gas production for downstream transmission with a total capacity of 325,000 dekatherms per day.

•	Additional Marcellus-area growth projects are expected to be announced during the next several months. Over the course of the next several years, NGT&S anticipates making growth project investments of approximately $200 million per year in the Marcellus region.

“We continue to be excited about the inventory of investment opportunities available to NGT&S,” Skaggs said. “Our approach to these opportunities is thoughtful and straightforward, as we are focused on meeting our customers’ needs and to making investments that are accretive for our shareholders. This disciplined approach has served NGT&S and its stakeholders well, and is one we will continue to follow.”
Infrastructure and regulatory programs continue to demonstrate long-term, stable earnings growth
NiSource’s Gas Distribution Operations (NGD) continues to advance its strategy of combining long-term infrastructure replacement programs with complementary regulatory initiatives.
•	Revenues associated with infrastructure investment programs and base rate increases contributed to NGD’s strong second quarter earnings. This includes infrastructure replacement programs at a number of its utilities, as well as increased base rate revenues at Bay State Gas from its Oct. 2009 rate case outcome.

•	On June 25, a settlement was filed with the Pennsylvania Public Utilities Commission (PUC) for Columbia Gas of Pennsylvania’s base rate case, which was filed in the first quarter of this year. The PUC is expected to act on the settlement during the third quarter, with rates effective in the fourth quarter of this year.

•	Columbia Gas of Virginia’s base rate case remains pending with the Virginia State Corporation Commission. The May 3 filing proposes an increase in annual base revenues of $13 million, as well as a straight-fixed variable rate design and weather normalization adjustment. New rates are anticipated to be effective in the first quarter of 2011. In addition, the company completed construction, on schedule and under budget, for its expansion project to provide transportation service for Dominion Virginia Power Company’s 580-megawatt Bear Garden power station in Buckingham County, Va.

•	On May 28, new base rates were placed into effect by Columbia Gas of Maryland, following approval of a regulatory settlement. The settlement increases yearly revenues by approximately $1.7 million.
“Our portfolio of gas distribution companies continues to deliver innovative programs to customers and solid financial performance for shareholders,” Skaggs said. “We have positioned this business to deliver long-term, low-risk earnings growth of approximately 3 percent, while providing our customers with safe, reliable and high-quality service.”

2010 guidance affirmed
Skaggs reiterated that NiSource anticipates net operating earnings for 2010 will be in line with its full-year guidance of $1.10 to $1.20 per share of net operating earnings (non-GAAP). As outlined in the company’s first quarter earnings release, due to the unpredictability of weather and other factors, NiSource is not providing GAAP earnings guidance. On a long-term basis, the company continues to anticipate a growth rate of 3 to 5 percent, driven by ongoing investments in its regulated asset base.
“Execution on our infrastructure investment programs, regulatory initiatives, and growth projects remains solid and squarely in line with our business plan,” Skaggs said. “Moving forward, our objective continues to be to increase the level of our infrastructure investments over time and to do so in a manner that is accretive to shareholder value, and at the same time supportive of our investment grade credit profile. As we increase the annual capital spend to that level, we would expect our annual earnings growth rate to fall in the upper end of the 3 to 5 percent range.”
Second Quarter 2010 Operating Earnings — Segment Results (non-GAAP)
NiSource’s consolidated second-quarter 2010 operating earnings (non-GAAP) were $154.0 million, compared to $117.4 million for the same period in 2009. Refer to Schedule 2 for the items included in 2010 and 2009 GAAP operating income but excluded from operating earnings.
Operating earnings for NiSource’s business segments for the quarter ended June 30, 2010, are discussed below.
Gas Distribution Operations reported operating earnings for the current quarter of $35.9 million compared to operating earnings of $7.5 million in the second quarter of 2009. Net revenues, excluding the impact of regulatory trackers, increased $34.9 million, primarily attributable to regulatory and service programs and off-system sales. The increase in regulatory and service programs was largely due to Columbia Gas of Ohio’s previously announced change from a volumetric to straight fixed-variable rate design. The straight fixed-variable rate design allows recovery based on a flat monthly customer charge for certain customer classes which were previously recovered based on volumetric throughput. Additionally, Columbia Gas of Ohio implemented new rates under its approved infrastructure replacement program.
Operating expenses, excluding trackers, were $6.5 million higher than the comparable 2009 period. The increase was primarily attributable to higher taxes and employee and administration expenses partially offset by lower charges attributable to uncollectible accounts.
Gas Transmission and Storage Operations reported operating earnings for the current quarter of $74.9 million compared to operating earnings of $80.9 million in the second quarter of 2009. Net revenues, excluding the impact of trackers, increased by $7.5 million, driven by higher demand margin revenues from projects placed into service in 2009, an increase in revenue from mineral rights, and fees received from a contract buyout. These increases were partially offset by decreases in revenues from shorter term transportation and storage services.
Operating expenses, excluding the impact of trackers, increased $16.5 million compared to the second quarter of 2009. This increase was the result of an increase in employee and administration expense, maintenance and other outside service costs and depreciation costs.

Equity earnings increased by $3.0 million primarily due to lower interest charges at Millennium Pipeline in the current period.
Electric Operations reported operating earnings of $48.3 million versus operating earnings of $31.1 million from the same quarter last year. Net revenues, excluding trackers, increased by $27.3 million primarily as a result of increased industrial and residential margins.
Operating expenses, excluding the impact of trackers, increased by $10.1 million due primarily to higher taxes and storm damage costs.
Corporate and Other Operations reported an operating earnings loss of $5.1 million for the current quarter compared to a loss of $2.1 million in the second quarter of 2009.
In the first quarter of 2010, the company eliminated the “Other” segment. NiSource’s decision to wind down the unregulated natural gas marketing activities will impact the results from Other Operations. Results previously recorded as “Other” are now included within “Corporate and Other Operations.”
Other Items
Interest expense decreased by $6.9 million primarily due to the December 2009 term loan repayment, the maturity of the company’s November 2009 floating rate note, and the tender offer repurchase of long-term debt in April 2009 coupled with lower short-term interest rates. The benefits were partially offset by incremental interest expense associated with the issuance of December 2009 long-term debt and the effect of the adoption of new accounting requirements related to the company’s accounts receivable facilities.
Other-net increased $3.0 million for the second quarter of 2010 compared to the second quarter of 2009 primarily due to favorable Allowance for Funds Used During Construction (AFUDC) rates and a reclassification of interest expense related to the adoption of new accounting requirements noted above.
The effective tax rate of net operating earnings was 36.4 percent compared to 45.3 percent for the same period last year.
Six-Month Period 2010 Operating Earnings — Segment Results (non-GAAP)
NiSource’s consolidated operating earnings (non-GAAP) for the six months ended June 30, 2010, were $559.1 million, compared to $486.8 million for the same period in 2009. Refer to Schedule 2 for the items included in 2010 and 2009 GAAP operating income but excluded from operating earnings.
Operating earnings for NiSource’s business segments for the six months ended June 30, 2010 are discussed below.

Gas Distribution Operations reported operating earnings of $270.6 million compared to $244.8 million reported for the first six months of 2009. Net revenues, excluding the impact of regulatory trackers, increased $19.4 million, primarily attributable to regulatory and service programs and off-system sales. The increase to regulatory and service programs is a result of recent rate case outcomes. These increased revenues were partially offset by Columbia Gas Ohio’s shift from a volumetric to straight fixed-variable rate billing structure. The straight fixed-variable rate design allows for recovery based on a flat monthly customer charge for certain customer classes which were previously recovered based on volumetric throughput. Additionally, Columbia Gas of Ohio implemented new rates under its approved infrastructure replacement program.
Operating expenses, excluding trackers, were $6.4 million lower than the comparable period, as a result of a decrease in uncollectible accounts and environmental costs.
Gas Transmission and Storage Operations reported operating earnings of $200.8 million versus operating earnings of $192.0 million in the first six months of 2009. Net revenues, excluding trackers, increased $21.9 million primarily attributable to increases in demand margin revenues, recognition of revenue related to a previously deferred gain for native gas contributed to Hardy Storage Company (Hardy Storage) from Columbia Gas Transmission following Hardy Storage securing permanent financing, and fees received from a contract buyout. The increase in net revenues was partially offset by decreases in revenues from shorter term transportation and storage services.
Operating expenses increased by $17.1 million, primarily due to increased maintenance and outside service costs, higher employee and administration expense, and depreciation costs.
Equity earnings increased by $4.0 million primarily due to lower interest charges at Millennium Pipeline in the current year.
Electric Operations reported operating earnings of $94.5 million for the first six months of 2010, compared with operating earnings of $57.2 million for the prior year period. Net revenues increased by $42.6 million primarily from increased industrial and residential margins and higher off-system sales.
Operating expenses, excluding the impact of trackers, increased by $5.3 million due primarily to environmental costs, property taxes, and second quarter storm damage costs, partially offset by a decrease in electric generation costs and employee and administration expenses.
Corporate and Other Operations reported an operating earnings loss of $6.8 million in the first six months of 2010, compared to an operating earnings loss of $7.2 million in the first six months of 2009.
Other Items
Interest expense increased by $1.4 million due to incremental expense associated with the issuance of $600 million in long-term debt in March of 2009, $500 million of long-term debt in December of 2009 and the adoption of the new accounting requirements related to the accounts receivable facilities. These items were partially offset by the $250.6 million tender offer repurchase of long-term debt in April 2009, the floating rate maturity in November 2009 and the term loan repayment in December 2009 coupled with lower short-term interest rates and borrowings.

Other-net increased $9.8 million for the first six months of 2010 compared to the first six months of 2009 primarily due to favorable AFUDC rates and a reclassification of interest expense related to the adoption of new accounting requirements noted above.
The effective tax rate of net operating earnings was 35.9 percent compared to 38.3 percent for the same period last year.
Income from Continuing Operations (GAAP)
As noted above, on a GAAP basis, NiSource reported net income from continuing operations for the three months ended June 30, 2010, of $28.0 million, or 10 cents per share, compared with a net loss from continuing operations of $4.0 million, or 1 cent per share, in the same period a year ago. Operating income was $139.2 million for the second quarter of 2010, compared with $111.7 million in the year-ago period.
On a GAAP basis, NiSource reported net income from continuing operations for the six months ended June 30, 2010, of $225.4 million, or 81 cents per share, compared with $155.2 million, or 57 cents per share last year. Operating income was $542.6 million for the first six months of 2010 versus $459.9 million in the year-ago period.
Refer to Schedule 1 for a complete list of the items included in 2010 and 2009 GAAP income from Continuing Operations but excluded from net operating earnings.
About NiSource
NiSource Inc. (NYSE: NI), based in Merrillville, Ind., is a Fortune 500 company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.8 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries is available via the Internet at www.nisource.com.
Forward-Looking Statements
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of NiSource and its management. Although NiSource believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Readers are cautioned that the forward-looking statements in this news release are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: weather; fluctuations in supply and demand for energy commodities; growth opportunities for NiSource’s businesses; increased competition in deregulated energy markets; the success of regulatory and commercial initiatives; dealings with third parties over whom NiSource has no control; actual operating experience of NiSource’s assets; the regulatory process; regulatory and legislative changes; the impact of potential new environmental laws or regulations; the results of material litigation; changes in pension funding requirements; changes in general economic, capital and commodity market conditions; and counter-party credit risk, and the matters set forth in the “Risk Factors” section in NiSource’s 2009 Form 10-K, many of which risks are beyond the control of NiSource. NiSource expressly disclaims a duty to update any of the forward-looking statements contained in this release.

NiSource Inc.
Consolidated Net Operating Earnings (Non— GAAP)
(unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(in millions,except per share amounts)	2010	2009	2010	2009

Net Revenues
Gas Distribution	$471.7	$447.9	$1,812.0	$2,158.3
Gas Transportation and Storage	264.3	260.2	634.8	656.3
Electric	339.3	287.0	657.6	592.4
Other	19.8	9.6	41.7	24.7

Gross Revenues	1,095.1	1,004.7	3,146.1	3,431.7
Cost of Sales (excluding depreciation and amortization)	349.8	328.7	1,330.8	1,690.6

Total Net Revenues	745.3	676.0	1,815.3	1,741.1

Operating Expenses
Operation and maintenance	338.9	314.5	668.7	664.1
Operation and maintenance — trackers	37.2	40.6	144.2	147.5
Depreciation and amortization	148.5	146.2	295.9	288.0
Depreciation and amortization — trackers	3.1	2.0	5.5	3.8
Other taxes	51.3	41.5	106.1	103.2
Other taxes — trackers	12.7	11.2	43.6	51.5

Total Operating Expenses	591.7	556.0	1,264.0	1,258.1

Equity Earnings (Loss) in Unconsolidated Affiliates	0.4	(2.6)	7.8	3.8

Operating Earnings	154.0	117.4	559.1	486.8

Other Income (Deductions)
Interest expense, net	(98.4)	(105.3)	(197.2)	(195.8)
Other, net	2.6	(0.4)	5.2	(4.6)

Total Other Income (Deductions)	(95.8)	(105.7)	(192.0)	(200.4)

Operating Earnings From Continuing Operations Before Income Taxes	58.2	11.7	367.1	286.4
Income Taxes	21.2	5.3	131.7	109.8

Net Operating Earnings from Continuing Operations	37.0	6.4	235.4	176.6

GAAP Adjustment	(9.0)	(10.4)	(10.0)	(21.4)

GAAP Income (Loss) from Continuing Operations	$28.0	$(4.0)	$225.4	$155.2

Basic Net Operating Earnings Per Share from Continuing Operations	0.13	0.02	0.85	0.64

GAAP Basic Earnings (Loss) Per Share from Continuing Operations	0.10	(0.01)	0.81	0.57

Basic Average Common Shares Outstanding	277.6	274.7	277.3	274.4

NiSource Inc.
Segment Operating Earnings (Non-GAAP)

	Three Months		Six Months
Gas Distribution Operations	Ended June 30,		Ended June 30,
(in millions)	2010	2009	2010	2009

Net Revenues
Sales Revenues	$572.1	$560.7	$2,122.5	$2,509.5
Less: Cost of gas sold	255.5	275.6	1,197.5	1,590.4

Net Revenues	316.6	285.1	925.0	919.1

Operating Expenses
Operation and maintenance	163.0	160.3	330.6	338.0
Operation and maintenance — trackers	21.8	26.7	112.0	117.7
Depreciation and amortization	63.4	62.9	125.9	123.3
Other taxes	19.7	16.5	42.2	43.8
Other taxes — trackers	12.8	11.2	43.7	51.5

Total Operating Expenses	280.7	277.6	654.4	674.3

Operating Earnings	$35.9	$7.5	$270.6	$244.8

GAAP Adjustment	(17.4)	(3.6)	(17.0)	2.3

GAAP Operating Income	$18.5	$3.9	$253.6	$247.1

	Three Months		Six Months
Gas Transmission and Storage Operations	Ended June 30,		Ended June 30,
(in millions)	2010	2009	2010	2009

Net Revenues
Transportation revenues	$161.7	$159.8	$358.9	$354.3
Storage revenues	49.7	48.2	99.1	93.4
Other revenues	5.9	1.1	15.9	3.7

Net Operating Revenues	217.3	209.1	473.9	451.4

Operating Expenses
Operation and maintenance	83.2	69.0	159.9	146.2
Operation and maintenance — trackers	13.2	12.5	28.2	27.6
Depreciation and amortization	31.5	30.2	63.0	59.6
Other taxes	14.9	13.9	29.8	29.8

Total Operating Expenses	142.8	125.6	280.9	263.2

Equity Earnings (Loss) in Unconsolidated Affiliates	0.4	(2.6)	7.8	3.8

Operating Earnings	$74.9	$80.9	$200.8	$192.0

GAAP Adjustment	—	(1.3)	—	(19.5)

GAAP Operating Income	$74.9	$79.6	$200.8	$172.5

NiSource Inc.
Segment Operating Earnings (Non-GAAP)

	Three Months		Six Months
Electric Operations	Ended June 30,		Ended June 30,
(in millions)	2010	2009	2010	2009

Net Revenues
Sales revenues	$341.3	$288.5	$661.7	$595.5
Less: Cost of sales	130.9	107.4	247.5	227.4

Net Revenues	210.4	181.1	414.2	368.1

Operating Expenses
Operation and maintenance	92.6	88.4	181.4	182.1
Operation and maintenance — trackers	2.2	1.3	4.0	2.2
Depreciation and amortization	49.8	49.2	99.7	97.8
Depreciation and amortization — trackers	3.1	2.0	5.5	3.8
Other taxes	14.4	9.1	29.1	25.0

Total Operating Expenses	162.1	150.0	319.7	310.9

Operating Earnings	$48.3	$31.1	$94.5	$57.2

GAAP Adjustment	1.3	(8.1)	0.2	(16.9)

GAAP Operating Income	$49.6	$23.0	$94.7	$40.3

	Three Months		Six Months
Corporate and Other Operations	Ended June 30,		Ended June 30,
(in millions)	2010	2009	2010	2009

Operating Loss	$(5.1)	$(2.1)	$(6.8)	$(7.2)

GAAP Adjustment	1.3	7.3	0.3	7.2

GAAP Operating Income (Loss)	$(3.8)	$5.2	$(6.5)	$—

NiSource Inc.
Segment Volumes and Statistical Data

	Three Months		Six Months
Gas Distribution Operations	Ended June 30,		Ended June 30,
	2010	2009	2010	2009

Sales and Transportation (MMDth)
Residential	25.9	32.6	155.2	165.2
Commercial	23.2	23.4	96.0	101.4
Industrial	85.1	74.0	186.0	170.6
Off System	27.2	13.9	43.1	30.1
Other	0.2	0.2	0.7	0.5

Total	161.6	144.1	481.0	467.8

Weather Adjustment	13.2	2.6	13.5	(1.0)

Sales and Transportation Volumes — Excluding Weather	174.8	146.7	494.5	466.8

Heating Degree Days	408	574	3,298	3,524
Normal Heating Degree Days	608	608	3,508	3,508
% Colder (Warmer) than Normal	(33%)	(6%)	(6%)	0%

Customers
Residential			3,003,035	2,987,144
Commercial			275,246	274,871
Industrial			7,707	7,861
Other			81	80

Total			3,286,069	3,269,956

	Three Months		Six Months
Gas Transmission and Storage Operations	Ended June 30,		Ended June 30,
	2010	2009	2010	2009

Throughput (MMDth)
Columbia Transmission	171.5	170.1	559.0	578.5
Columbia Gulf	197.1	244.1	400.0	513.2
Crossroads Gas Pipeline	5.6	8.8	13.7	17.4
Intrasegment eliminations	(142.6)	(156.6)	(281.6)	(328.8)

Total	231.6	266.4	691.1	780.3

NiSource Inc.
Segment Volumes and Statistical Data (continued)

	Three Months		Six Months
Electric Operations	Ended March 31,		Ended June 30,
	2010	2009	2010	2009

Sales (Gigawatt Hours)
Residential	810.5	758.8	1,657.5	1,601.6
Commercial	952.0	934.5	1,887.3	1,903.1
Industrial	2,111.0	1,789.9	4,141.8	3,778.9
Wholesale	172.3	118.7	305.7	176.3
Other	39.8	44.0	81.2	79.1

Total	4,085.6	3,645.9	8,073.5	7,539.0

Weather Adjustment	(19.8)	26.5	(14.3)	20.4

Sales Volumes — Excluding Weather impacts	4,065.8	3,672.4	8,059.2	7,559.4

Cooling Degree Days	277	197	277	197
Normal Cooling Degree Days	230	230	230	230
% Warmer (Colder) than Normal	20%	(14%)	20%	(14%)

Electric Customers
Residential			399,856	398,097
Commercial			53,656	53,386
Industrial			2,426	2,452
Wholesale			15	11
Other			742	752

Total			456,695	454,698

NiSource Inc.
Schedule 1 — Reconciliation of Net Operating Earnings to GAAP

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(in millions,except per share amounts)	2010	2009	2010	2009

Net Operating Earnings from Continuing Operations (Non-GAAP)	$37.0	$6.4	$235.4	$176.6

Items excluded from operating earnings:
Net Revenues:
Weather — compared to normal	(10.5)	(4.8)	(10.1)	2.1
Revenue adjustment	(5.7)	—	(5.7)	(9.0)
Unregulated natural gas marketing business	2.9	10.6	4.9	14.0

Operating Expenses:
Restructuring	0.1	—	(0.9)	(19.8)
Transition charges (IBM Agreement)	—	(1.9)	—	(3.1)
Unregulated natural gas marketing business	(1.6)	(2.4)	(4.6)	(5.9)
Legal reserve-NOV	—	(6.4)	—	(6.4)
Gain/Loss on sale of assets and asset impairments	—	(0.8)	(0.1)	1.2

Total items excluded from operating earnings	(14.8)	(5.7)	(16.5)	(26.9)

Gain on early extinguishment of debt	—	(0.7)	—	2.5

Tax effect of above items and other income tax adjustments	5.8	(4.0)	6.5	3.0

Total items excluded from net operating earnings	(9.0)	(10.4)	(10.0)	(21.4)

Reported Income (Loss) from Continuing Operations — GAAP	$28.0	$(4.0)	$225.4	$155.2

Basic Average Common Shares Outstanding	277.6	274.7	277.3	274.4

Basic Net Operating Earnings Per Share from Continuing Operations	$0.13	$0.02	$0.85	$0.64

Items excluded from net operating earnings (after-tax)	(0.03)	(0.03)	(0.04)	(0.07)

GAAP Basic Earnings (Loss) Per Share from Continuing Operations	$0.10	$(0.01)	$0.81	$0.57

NiSource Inc.
Schedule 2 — Adjustments by Segment from Operating Earnings to GAAP
For Quarter ended June 30,

2010 (in millions)
		Gas
	Gas	Transmission		Corporate
	Distribution	and Storage	Electric	& Other	Total

Operating Earnings (Loss)	$35.9	$74.9	$48.3	$(5.1)	$154.0

Net Revenues:
Weather (compared to normal)	(11.7)	—	1.2	—	(10.5)
Revenue adjustment	(5.7)	—	—	—	(5.7)
Unregulated natural gas marketing business	—	—	—	2.9	2.9

Total Impact — Net Revenues	(17.4)	—	1.2	2.9	(13.3)

Operating Expenses
Restructuring	—	—	0.1	—	0.1
Unregulated natural gas marketing business	—	—	—	(1.6)	(1.6)

Total Impact — Operating Expenses	—	—	0.1	(1.6)	(1.5)

Total Impact — Operating Income (Loss)	$(17.4)	$—	$1.3	$1.3	$(14.8)

Operating Income (Loss) — GAAP	$18.5	$74.9	$49.6	$(3.8)	$139.2

2009 (in millions)
		Gas
	Gas	Transmission
	Distribution	and Storage	Electric	Corporate	Total

Operating Earnings (Loss)	$7.5	$80.9	$31.1	$(2.1)	$117.4

Net Revenues:
Weather (compared to normal)	(3.2)	—	(1.6)	—	(4.8)
Unregulated natural gas marketing business	—	—	—	10.6	10.6

Total Impact — Net Revenues	(3.2)	—	(1.6)	10.6	5.8

Operating Expenses
Transition charges	(0.4)	(1.3)	(0.1)	(0.1)	(1.9)
Unregulated natural gas marketing business	—	—	—	(2.4)	(2.4)
Legal reserve- NOV	—	—	(6.4)	—	(6.4)
Gain/Loss on sale of assets and asset impairments	—	—	—	(0.8)	(0.8)

Total Impact — Operating Expenses	(0.4)	(1.3)	(6.5)	(3.3)	(11.5)

Total Impact — Operating Income (Loss)	$(3.6)	$(1.3)	$(8.1)	$7.3	$(5.7)

Operating Income — GAAP	$3.9	$79.6	$23.0	$5.2	$111.7

NiSource Inc.
Schedule 2 – Adjustments by Segment from Operating Earnings to GAAP
For Six Months ended June 30,
2010 (in millions)

		Gas
	Gas	Transmission		Coporate
	Distribution	and Storage	Electric	& Other	Total

Operating Earnings (Loss)	$270.6	$200.8	$94.5	$(6.8)	$559.1

Net Revenues:
Weather (compared to normal)	(10.9)	—	0.8	—	(10.1)
Revenue sales adjustment	(5.7)	—	—	—	(5.7)
Unregulated natural gas marketing business	—	—	—	4.9	4.9

Total Impact — Net Revenues	(16.6)	—	0.8	4.9	(10.9)

Operating Expenses
Restructuring	(0.3)	—	(0.6)	—	(0.9)
Unregulated natural gas marketing business	—	—	—	(4.6)	(4.6)
Gain/(Loss) on sale of assets and asset impairments	(0.1)	—	—	—	(0.1)

Total Impact — Operating Expenses	(0.4)	—	(0.6)	(4.6)	(5.6)

Total Impact — Operating Income (Loss)	$(17.0)	$—	$0.2	$0.3	$(16.5)

Operating Income (Loss) — GAAP	$253.6	$200.8	$94.7	$(6.5)	$542.6

2009 (in millions)

		Gas
	Gas	Transmission
	Distribution	and Storage	Electric	Corporate	Total

Operating Earnings (Loss)	$244.8	$192.0	$57.2	$(7.2)	$486.8

Net Revenues:
Weather (compared to normal)	3.3	—	(1.2)	—	2.1
Revenue adjustment	—	—	(9.0)	—	(9.0)
Unregulated natural gas marketing business	—	—	—	14.0	14.0

Total Impact — Net Revenues	3.3	—	(10.2)	14.0	7.1

Operating Expenses
Transition charges	(1.0)	(1.7)	(0.3)	(0.1)	(3.1)
Restructuring	—	(19.8)	—	—	(19.8)
Unregulated natural gas marketing business	—	—	—	(6.7)	(6.7)
Legal reserve	—	—	(6.4)	—	(6.4)
Gain/(Loss) on sale of assets and asset impairments	—	2.0	—	—	2.0

Total Impact — Operating Expenses	(1.0)	(19.5)	(6.7)	(6.8)	(34.0)

Total Impact — Operating Income (Loss)	$2.3	$(19.5)	$(16.9)	$7.2	$(26.9)

Operating Income — GAAP	$247.1	$172.5	$40.3	$—	$459.9

NiSource Inc.
Consolidated Income Statements (GAAP)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share amounts)	2010	2009	2010	2009

Net Revenues
Gas Distribution	$454.3	$444.7	$1,795.4	$2,161.6
Gas Transportation and Storage	264.3	260.2	634.8	656.3
Electric	340.5	285.4	658.4	582.2
Other	112.0	278.3	441.2	590.4

Gross Revenues	1,171.1	1,268.6	3,529.8	3,990.5
Cost of Sales (excluding depreciation and amortization)	439.1	586.8	1,725.4	2,242.3

Total Net Revenues	732.0	681.8	1,804.4	1,748.2

Operating Expenses
Operation and maintenance	377.1	365.2	816.7	844.7
Depreciation and amortization	151.6	148.2	301.4	291.9
Impairment and loss/(gain) on sale of assets, net	—	0.8	0.1	(1.2)
Other taxes	64.5	53.3	151.4	156.7

Total Operating Expenses	593.2	567.5	1,269.6	1,292.1

Equity Earnings (Loss) in Unconsolidated Affiliates	0.4	(2.6)	7.8	3.8

Operating Income	139.2	111.7	542.6	459.9

Other Income (Deductions)
Interest expense, net	(98.4)	(105.3)	(197.2)	(195.8)
Other, net	2.6	(0.5)	5.2	(4.7)
Gain/(Loss) on early extinguishment of long-term debt	—	(0.7)	—	2.5

Total Other Deductions	(95.8)	(106.5)	(192.0)	(198.0)

Income from Continuing Operations before Income Taxes	43.4	5.2	350.6	261.9
Income Taxes	15.4	9.2	125.2	106.7

Income/(Loss) from Continuing Operations	28.0	(4.0)	225.4	155.2

Income/(Loss) from Discontinued Operations — net of taxes	0.1	(0.7)	(0.1)	(11.4)
Gain (Loss) on Disposition of Discontinued Operations — net of taxes	—	(0.1)	0.1	(0.2)

Net Income (Loss)	$28.1	$(4.8)	$225.4	$143.6

Basic Earnings (Loss) Per Share
Continuing operations	$0.10	$(0.01)	$0.81	$0.57
Discontinued operations	—	—	—	(0.04)

Basic Earnings (Loss) Per Share	$0.10	$(0.01)	$0.81	$0.53

Diluted Earnings (Loss) Per Share
Continuing operations	$0.10	$(0.01)	$0.81	$0.56
Discontinued operations	—	—	—	(0.04)

Diluted Earnings (Loss) Per Share	$0.10	$(0.01)	$0.81	$0.52

Dividends Declared Per Common Share	$0.23	$0.23	$0.69	$0.69

Basic Average Common Shares Outstanding	277.6	274.7	277.3	274.4
Diluted Average Common Shares	278.4	274.7	278.0	277.0

NiSource Inc.
Consolidated Balance Sheets (GAAP)
(unaudited)

	June 30,	December 31,
(in millions)	2010	2009

ASSETS
Property, Plant and Equipment
Utility Plant	$19,314.2	$19,041.1
Accumulated depreciation and amortization	(8,547.3)	(8,387.1)

Net utility plant	10,766.9	10,654.0

Other property, at cost, less accumulated depreciation	33.1	34.0

Net Property, Plant and Equipment	10,800.0	10,688.0

Investments and Other Assets
Assets of discontinued operations and assets held for sale	8.8	14.6
Unconsolidated affiliates	141.8	165.8
Other investments	128.0	129.2

Total Investments and Other Assets	278.6	309.6

Current Assets
Cash and cash equivalents	7.4	16.4
Restricted cash	212.7	174.7
Accounts receivable (less reserve of $60.5 and $39.6, respectively)	568.9	808.6
Income tax receivable	26.4	24.9
Gas inventory	230.6	384.8
Underrecovered gas and fuel costs	110.3	40.2
Materials and supplies, at average cost	99.4	102.3
Electric production fuel, at average cost	52.9	59.9
Price risk management assets	188.9	173.3
Exchange gas receivable	109.1	72.5
Regulatory assets	168.2	238.3
Assets of discontinued operations and assets held for sale	—	1.4
Prepayments and other	118.6	126.3

Total Current Assets	1,893.4	2,223.6

Other Assets
Price risk management assets	240.2	237.6
Regulatory assets	1,696.2	1,644.1
Goodwill	3,677.3	3,677.3
Intangible assets	314.1	319.6
Postretirement and postemployment benefits assets	22.9	19.8
Deferred charges and other	125.4	152.1

Total Other Assets	6,076.1	6,050.5

Total Assets	$19,048.1	$19,271.7

NiSource Inc.
Consolidated Balance Sheets (continued) (GAAP)
(unaudited)

	June 30,	December 31,
(in millions, except share amounts)	2010	2009

CAPITALIZATION AND LIABILITIES
Capitalization
Common Stockholders’ Equity
Common stock — $0.01 par value, 400,000,000 shares authorized; 277,818,711	$2.8	$2.8
Additional paid-in capital	4,080.4	4,057.6
Retained earnings	899.5	865.5
Accumulated other comprehensive loss	(60.4)	(45.9)
Treasury stock	(27.4)	(25.9)

Total Common Stockholders’ Equity	4,894.9	4,854.1
Long-term debt, excluding amounts due within one year	5,977.3	5,969.1

Total Capitalization	10,872.2	10,823.2

Current Liabilities
Current portion of long-term debt	718.8	719.7
Short-term borrowings	212.8	103.0
Accounts payable	278.9	502.3
Dividends payable	64.1	0.2
Customer deposits and credits	196.5	301.2
Taxes accrued	227.8	212.9
Interest accrued	130.6	125.4
Overrecovered gas and fuel costs	38.1	220.4
Price risk management liabilities	206.9	190.1
Exchange gas payable	207.1	222.2
Deferred revenue	10.1	27.3
Regulatory liabilities	83.6	43.8
Accrued liability for postretirement and postemployment benefits	7.6	23.6
Liabilities of discontinued operations and liabilities held for sale	—	0.6
Temporary LIFO liquidation credit	6.4	—
Legal and environmental reserves	83.9	146.1
Other accruals	244.2	310.8

Total Current Liabilities	2,717.4	3,149.6

Other Liabilities and Deferred Credits
Price risk management liabilities	177.9	170.2
Deferred income taxes	2,074.3	2,018.2
Deferred investment tax credits	36.6	39.6
Deferred credits	75.4	72.4
Deferred revenue	0.2	8.5
Accrued liability for postretirement and postemployment benefits	1,190.5	1,134.2
Liabilities of discontinued operations and liabilities held for sale	—	6.2
Regulatory liabilities and other removal costs	1,591.8	1,558.8
Asset retirement obligations	136.8	138.2
Other noncurrent liabilities	175.0	152.6

Total Other Liabilities and Deferred Credits	5,458.5	5,298.9

Total Capitalization and Liabilities	$19,048.1	$19,271.7

NiSource Inc.
Statements of Consolidated Cash Flows
(unaudited)

Six Months Ended June 30, (in millions)	2010	2009

Operating Activities
Net Income	$225.4	$143.6
Adjustments to Reconcile Net Income to Net Cash from Continuing Operations:
Gain on Early Extinguishment of Debt	—	(2.5)
Depreciation and Amortization	301.4	291.9
Net Changes in Price Risk Management Assets and Liabilities	4.4	(10.8)
Deferred Income Taxes and Investment Tax Credits	38.6	36.4
Deferred Revenue	(17.2)	5.1
Stock Compensation Expense	6.0	4.9
(Gain) Loss on Sale of Assets	0.1	(2.0)
Loss on Impairment of Assets	—	0.8
Income from Unconsolidated Affiliates	(7.8)	(3.8)
(Gain) Loss on Disposition of Discontinued Operations — Net of Taxes	(0.1)	0.2
Loss from Discontinued Operations — Net of Taxes	0.1	11.4
Amortization of Discount/Premium on Debt	5.4	6.2
AFUDC Equity	(3.7)	—
Distributions of Earnings Received from Equity Investee	7.9	—
Changes in Assets and Liabilities:
Accounts Receivable	245.1	494.4
Income Tax Receivable	24.8	—
Inventories	147.6	219.3
Accounts Payable	(235.4)	(431.4)
Customer Deposits and Credits	(104.7)	(111.2)
Taxes Accrued	6.2	84.2
Interest Accrued	5.3	5.3
(Under) Overrecovered Gas and Fuel Costs	(252.3)	566.8
Exchange Gas Receivable/Payable	(51.3)	(16.0)
Other Accruals	(30.5)	(103.9)
Prepayments and Other Current Assets	28.1	38.5
Regulatory Assets/Liabilities	98.3	52.2
Postretirement and Postemployment Benefits	1.7	19.2
Deferred Credits	(3.6)	(7.7)
Deferred Charges and Other Non Current Assets	4.6	(1.2)
Other Non Current Liabilities	2.9	12.2

Net Operating Activities from Continuing Operations	447.3	1,302.1
Net Operating Activities used for Discontinued Operations	(44.8)	(62.3)

Net Cash Flows from Operating Activities	402.5	1,239.8

Investing Activities
Capital Expenditures	(336.9)	(385.8)
Insurance Recoveries	0.5	54.6
Proceeds from Disposition of Assets	0.3	2.1
Restricted Cash Deposits (Borrowings)	(38.0)	31.1
Contributions to Equity Investments	(0.3)	(20.2)
Other Investing Activities	(19.9)	(9.2)

Net Investing Activities used for Continuing Operations	(394.3)	(327.4)
Net Investing Activities from Discontinued Operations	0.4	7.5

Net Cash Flow used for Investing Activities	(393.9)	(319.9)

Financing Activities
Issuance of Long-Term Debt	—	963.5
Retirement of Long-Term Debt	(5.2)	(364.9)
Change in Short-Term Borrowings, Net	109.8	(1,163.5)
Issuance of Common Stock	6.8	0.4
Acquisition of Treasury Stock	(1.4)	(0.9)
Dividends Paid — Common Stock	(127.6)	(126.2)

Net Cash Flow used for Financing Activities	(17.6)	(691.6)

Change in cash and cash equivalents from continuing operations	35.4	283.1
Cash contributions to discontinued operations	(44.4)	(54.8)
Cash and cash equivalents at beginning of period	16.4	20.6

Cash and Cash Equivalents at End of Period	$7.4	$248.9